January 30, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

     We have been principal accountants for Eagle Bancorp, Inc. and, under the date of February 9, 1996, we reported on the consolidated financial statements of Eagle Bancorp, Inc. and subsidiary ("the Company") as of an for the years ended December 31, 1995 and 1994. On January 21, 1997, our appointment as principal accountants for Eagle Bancorp, Inc. for the year ending December 31, 1997 was not renewed. The client-auditor relationship between Eagle Bancorp, Inc. and KPMG Peat Marwick LLP will cease upon the completion of the audit of the Company's consolidated financial statements as of and for the year ended December 31, 1996 and the issuance of our auditors' report thereon. We have read Eagle Bancorp, Inc.'s statements included under item 4 of it Form 8-K dated January 28, 1997 and we agree with such statements contained in the second, fourth, and sixth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,


/S/ KPMG Peat Marwick LLP